Exhibit 10.1

MERGER AGREEMENT

BY AND AMONG

CORNERWORLD CORPORATION,

THE LEADSTREAM, LLC,

and

DEPORTES MEDIA, LLC

_________________

Dated as of February 29, 2016

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6.2	Effect of Access	25

ARTICLE VII. COVENANTS		25
7.1	Preservation of Business	25
7.2	Current Information	25
7.3	Material Transactions	26
7.4	Public Disclosures	28
7.5	Confidentiality	28

ARTICLE VIII. CONDITIONS TO CLOSING		28
8.1	Mutual Conditions	28
8.2	Conditions to the Obligations of CornerWorld	29
8.3	Conditions to the Obligations of Deportes	31

ARTICLE IX. SURVIVAL OF REPRESENTATIONS		32

ARTICLE X. EFFECTIVENESS, TERMINATION, AMENDMENT AND WAIVER		32
10.1	Condition to Effectiveness of Agreement.	32
10.2	Termination.	33
10.3	Effect of Termination	34
10.4	Amendment	34
10.5	Extension; Waiver	34
10.6	Procedure for Termination, Amendment Extension or Waiver	34

ARTICLE XI. MISCELLANEOUS		35
11.1	Notices	35
11.2	Further Assurances	35
11.3	Governing Law	36
11.4	Commissions	36
11.5	Captions	36
11.6	Integration of Schedules	36
11.7	Entire Agreement	36
11.8	Expenses	36
11.9	Counterparts	36
11.10	Binding Effect	37
11.11	No Rule of Construction	37

DETAIL OF SCHEDULES		60

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MERGER AGREEMENT

This MERGER AGREEMENT (this “Agreement”) is entered into as of this 29th day of February, 2016, by and among CORNERWORLD CORPORATION, a Nevada corporation (“CornerWorld”), THE LEADSTREAM, LLC, a Delaware limited liability company and a wholly owned subsidiary of CornerWorld (“Merger Sub”), and DEPORTES MEDIA, LLC, a Texas limited liability company, for itself and on behalf of  all of its wholly owned subsidiaries (“Deportes”).

RECITALS

WHEREAS, CornerWorld is a public company listed on the U.S. OTCQB (the “OTCQB”) having the following securities issued and outstanding: (i) Four Million Six Hundred Fifty-Five Thousand, Three Hundred Thirty-Eight (4,655,338) shares of common stock issued and outstanding (the “CornerWorld Shares”) and (ii) options for the purchase of Forty-six Thousand, Five Hundred Sixty-Seven (46,567) shares of common stock, of which Twenty-Four Thousand Four Hundred Twenty-six (24,426) are vested;

WHEREAS, Deportes has agreed to a merger pursuant to which Merger Sub, a wholly owned subsidiary of CornerWorld, would merge with and into Deportes, with the issued and outstanding equity interests in Deportes being converted into newly issued and outstanding shares of CornerWorld Common Stock, as provided herein (the “Merger”), and as a result Deportes would become a wholly owned subsidiary of CornerWorld;

WHEREAS, in furtherance thereof, the Board of Directors of CornerWorld and Merger Sub have approved the Merger in accordance with the applicable provisions of the laws of Nevada and Delaware, respectively, and upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance thereof, the Board of Managers of Deportes and members of Deportes holding all of the issued and outstanding common units approved the Merger in accordance with the applicable provisions of the laws of Texas and upon the terms and subject to the conditions set forth herein, and directed that this Agreement be submitted for approval by the members of Deportes holding issued and outstanding Series A units; and

WHEREAS, for United States federal income tax purposes, the parties intend that the Merger shall constitute a tax-free reorganization within the meaning of Sections 368 and 1032 of the Code.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

ARTICLE I.  DEFINITIONS

(a)       “Affiliate” shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person.  As used in this definition, “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise), provided that, in any event, any Person which owns or holds directly or indirectly five percent (5%) or more of the voting securities or five percent (5%) or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.

(b)       “Agreement” means this Merger Agreement.

(c)       “Applicable Law” or “Applicable Laws” means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, principles of common law, requirements and Orders adopted, enacted, implemented, promulgated, issued, entered or deemed applicable by or under the authority of any Governmental Body having jurisdiction over a specified Person or any of such Person’s properties or assets.

(d)       “Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a Material Adverse Effect in the benefits to such Person of this Agreement and the Merger.

(e)       “Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract.

(f)       “Business” means Spanish-language sports radio broadcasting presently conducted by Deportes including, without limitation, the COPA ESPN Youth Soccer Tournament business.

(g)       “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks are permitted or required to be closed.

(h)       “Capital Raise” has the meaning set forth in Section 8.2(a).

(i)        “Closing” shall mean the completion of the Merger and the consummation of the transactions set forth herein.

(j)        “Closing Date” shall mean the date on which the Closing is completed.

(k)       “Code” shall mean the Internal Revenue Code of 1986, as amended.

(l)        “Confidential Information” means any information pertaining to the business, operations, marketing, customers, financing, forecasts and plans of any Party provided to or learned by any other Party during the course of negotiation of the Merger.  Information shall be treated as Confidential Information whether such information has been marked “confidential” or in a similar manner.

(m)       “Consent” means any approval, consent, license, permits, ratification, waiver or other authorization.

(n)       “Contract” means any agreement, contract, lease, license, consensual obligation, promise, undertaking, understanding, commitment, arrangement, instrument or document (whether written or oral and whether express or implied), whether or not legally binding.

(o)       “CornerWorld Business” means CornerWorld’s business of marketing, telecom and technology companies.

(p)       “CornerWorld Common Stock” means the common stock of CornerWorld, par value $0.001 per share.

(q)       “CornerWorld Employee Plans” has the meaning set forth in Section 5.2(i).

(r)        “CornerWorld Shares” has the meaning set forth in the Recitals.

(s)       “Debt Capital” has the meaning set forth in Section 8.2(a).

(t)       “Deportes” has the meaning set forth in the preamble.

(u)       “Deportes Balance Sheet” has the meaning set forth in Section 4.5.

(v)       “Deportes Balance Sheet Date” has the meaning set forth in Section 4.5.

(w)      “Deportes’ Counsel” means Gray Reed & McGraw, PC.

(x)       “Deportes Employee Plans” has the meaning set forth in Section 4.13(a).

(y)       “Deportes Financial Information” has the meaning set forth in Section 4.5.

(z)       “Deportes Intellectual Property” has the meaning set forth in Section 4.9.

(aa)      “Deportes Operating Agreement” means the Limited Liability Company Operating Agreement, as amended, of Deportes Media, LLC, a Texas limited liability company, by and among Deportes and its members.

(bb)     “DLLCA” means the Delaware Limited Liability Company Act.

(cc)      “Equity Capital” has the meaning set forth in Section 8.2(a).

(dd)     “Effective Date” has the meaning set forth in Section 10.1.

(ee)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(ff)      “GAAP” means at any particular time generally accepted accounting principles in the United States, consistently applied on a going concern basis, using consistent audit scope and materiality standards.

(gg)     “Governing Documents” means with respect to any particular entity, the articles or certificate of incorporation or certificate of formation and the bylaws or operating agreement (or equivalent documents for entities of foreign jurisdictions); all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and any amendment or supplement to any of the foregoing.

(hh)     “Governmental Authorization” means any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Applicable Law.

(ii)       “Governmental Body” means: (i) nation, state, county, city, town, borough, village, district, tribe or other jurisdiction; (ii) federal, state, local, municipal, foreign, tribal or other government; (iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (iv) multinational organization or body; (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (vi) official of any of the foregoing.

(jj)       “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

(kk)     “Knowledge” means actual knowledge without independent investigation.

(ll)       “Material Adverse Effect” or “Material Adverse Change” means, in connection with any Person, any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), properties, assets, liabilities, revenues, income, business, operations, results of operations or prospects of such Person, taken as a whole.

(mm)   “Merger” has the meaning set forth in the Recitals.

(nn)     “Merger Sub” has the meaning set forth in the preamble.

(oo)     “Order” means any writ, directive, order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

(pp)     “Ordinary Course of Business” means an action taken by a Person only if that action: (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (ii) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (iii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

(qq)     “Party” or “Parties” means CornerWorld, Merger Sub and/or Deportes.

(rr)       “Person” shall mean an individual, company, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, government or any political subdivision thereof, or any other legal entity.

(ss)      “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(tt)       “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other Representative of that Person.

(uu)     “SEC” means the United States Securities and Exchange Commission.

(vv)     “Securities Act” means the Securities Act of 1933, as amended.

(ww)   “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, claim, or other lien, other than:  (a) mechanic’s, materialmen’s and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate Proceedings; (c) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (d) liens arising in connection with sales of foreign receivables; (e) liens on goods in transit incurred pursuant to documentary letters of credit; (f) purchase money liens and liens securing rental payments under capital lease arrangements; and (g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

(xx)     “Subsidiary” means with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

(yy)     “Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by a Party (wherever located and whether or not carried on a Party’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

(zz)      “Tax” or “Taxes” means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, gross receipts, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profit taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such person (if any), (ii) all value added taxes and (iii) any liability for the payment of any amount of the type described in clauses (i) or (ii) above as a result of (A) being a “transferee” (within the meaning of Section 6901 of the Code or any Applicable Law) of another person, (B) being a member of an affiliated, combined or consolidated group or (C) a contractual arrangement or otherwise.

(aaa)    “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(bbb)   “TBOC” means the Texas Business Organizations Code.

(ccc)    “Third Party” means a Person that is not a Party to this Agreement.

ARTICLE II.  THE MERGER

2.1       The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the TBOC and the DLLCA, at the Effective Time, (a) Merger Sub will merge with and into Deportes (the “Merger”), and (b) the separate company existence of Merger Sub will cease and Deportes will continue its company existence under the TBOC as the surviving entity in the Merger (sometimes referred to herein as the “Surviving Entity”).

2.2       Closing.  Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless the Closing has been extended to another time or date  pursuant to Section 10.3(b), or otherwise in writing by the parties hereto.  The actual date of the Closing is hereinafter referred to as the “Closing Date.”

2.3       Effective Time. Prior to the Closing, Deportes shall prepare a certificate of merger to effectuate the Merger (the “Certificate of Merger”), which Certificate of Merger shall be subject to approval by CornerWorld and Merger Sub. Subject to the provisions of this Agreement, at the Closing, Deportes, CornerWorld and Merger Sub will cause the Certificate of Merger to be executed, acknowledged and filed with the Secretaries of State of the States of Delaware and Texas in accordance with the relevant provisions of the TBOC and the DLLCA and shall make all other filings or recordings required under the TBOC and the DLLCA.  The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretaries of State of the States of Delaware and Texas or at such later date or time as may be agreed by Deportes and CornerWorld in writing and specified in the Certificate of Merger in accordance with the TBOC and the DLLCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

2.4       Effects of the Merger.  The Merger shall have the effects set forth herein and in the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Deportes and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of each of Deportes and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Entity.

2.5       Conversion of Equity Interests.

(a)       Conversion of Deportes Membership Interests.  At the Effective Time, each issued and outstanding unit of membership interest in Deportes immediately prior to the Effective Time will no longer be outstanding and will represent only the right to receive the following  (collectively, the “Merger Consideration”):

(i)        The Series A units of Deportes shall be converted into the right to receive an aggregate of 554,704 fully paid and non-assessable shares of CornerWorld Common Stock;

(ii)       The units of membership interests of Deportes issuable upon conversion of outstanding indebtedness of Deportes (other than the Debt Capital) shall be converted into the right to receive an aggregate of 2,533,048 fully paid and non-assessable shares of CornerWorld Common Stock; and

(iii)      The issued and outstanding common units of Deportes shall be converted into the right to receive an aggregate of 1,446,146 fully paid and non-assessable shares of CornerWorld Common Stock.

(b)       Merger Consideration.  The Merger Consideration shall consist of an aggregate of 4,533,898 shares, representing an aggregate of 49.34% of the then issued and outstanding shares of CornerWorld Common Stock (the “Shares”), prior to giving effect to the Capital Raise.  CornerWorld will issue an additional 3,832,188 shares to the additional Equity Capital investors resulting from the Capital Raise, which amount shall be adjusted, on a pro rata basis, if the aggregate gross proceeds from the Capital Raise is more or less than $5,000,000. The share distribution associated with the Merger Consideration are delineated in more detail in Schedule 2.5(a).

(c)       Conversion of Merger Sub Capital Stock.  The common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent 100% of the membership interest in Deportes, which membership interest shall be fully paid and non-assessable share of common stock of the Surviving Entity.

2.6       Issuance of Merger Consideration.  Following the Effective Time, CornerWorld shall cause is transfer agent (the “Exchange Agent”) to act as the agent for the purpose of issuing certificates or book-entry shares representing the Merger Consideration.

2.7       Tax Free Reorganization. The Parties each hereby agree to use their Best Efforts and to cooperate with each other to cause the Merger to be a tax-free reorganization within the meaning of Sections 368 and 1032 of the Code.

2.8       Reorganization of the Board of Directors and Management.

(a)       CornerWorld shall cause all of the members of its board of directors to resign and shall take such action as may be necessary to appoint the individuals set forth on Schedule 2.8(a) as directors of CornerWorld, effective as of the Closing and until his/her respective successor has been duly elected or appointed and qualified or until his/her earlier death, resignation or removal in accordance with CornerWorld’s Articles of Incorporation and By-laws.  Immediately following the Closing, the Board of Directors will consist of seven (7) directors: David F. Jacobs, Joseph L. Harberg, Eric Neuman, and four (4) designees to be appointed by the outgoing CornerWorld Board.   One of the four CornerWorld designated Board members will be appointed Chairman of the Board of Directors by the CornerWorld designees.

(b)       Those individuals set forth on Schedule 2.8(b) shall, as of the Closing, be appointed as the officers of CornerWorld until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with CornerWorld’s Articles of Incorporation and By-laws.

(c)       If at any time after the Closing, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in CornerWorld the title to any property, rights, privileges, powers and franchises of, and equity in, Deportes by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the remaining Parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things, reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers, franchises, and equity of Deportes in CornerWorld, and otherwise to give effect to the provisions of this Agreement and the Merger.

ARTICLE III.  REPRESENTATIONS AND
WARRANTIES OF DEPORTES MEMBERS

3.1       Investment Purpose.

By receiving the Merger Consideration, the Deportes Members shall be deemed to acknowledge and agree that they are acquiring the CornerWorld Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the CornerWorld shares issued to them directly or indirectly unless:

(a)       the sale is to CornerWorld;

(b)       the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)       the sale does not require registration under the Securities Act, or any applicable United States state laws and regulations governing the offer and sale of securities, and the Deportes Member have furnished to CornerWorld an opinion of counsel to that effect or such other written opinion as may be reasonably required by CornerWorld.

3.2       Leakout Provision.

(a)       Without the prior written consent of the CornerWorld Board, the Deportes Members shall not be allowed to sell any shares of CornerWorld Common Stock for twelve (12) months subsequent to the Closing Date (the “Lock-Up Period”).

(b)       For twelve (12) months following expiration of the Lock-Up Period, the Deportes Members shall only publicly sell shares of CornerWorld Common Stock pursuant to and in full compliance with the provisions of Rule 144 regarding “current public information” and (e)(1)(i) of Rule 144, regarding limiting the sales volume during each three month period thereafter to 1% of the individual’s or entity’s total holdings of the Company’s common stock, for the next twelve (12) months (the “Leak-Out Period”) following the Lock-Up Period.

(c)       An appropriate legend, as detailed in Section 3.3, describing the restrictions set forth in this Section 3.2 shall be imprinted on each stock certificate representing CornerWorld Common Stock issued as part of the Merger Consideration, and the transfer records of the Company’s transfer agent shall reflect such appropriate restrictions.

(d)      Deportes and its Members agree that they will not engage in any short selling of CornerWorld Common Stock of the Company during the Lock-Up/Leak-Out Period.

3.3       Share Legend.

Certificates representing the CornerWorld Common Stock issued as part of the Merger Consideration shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE CORPORATION AND CAN BE SOLD ONLY IN COMPLIANCE WITH SAID AGREEMENT.   SALE, TRANSFER, PLEDGE, ENCUMBRANCE, HYPOTHECATION, OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF A COMMON STOCK MERGER AGREEMENT AMONG THE SHAREHOLDER AND THE COMPANY OF FEBRUARY 29, 2016. ALL PROVISIONS OF THE AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES COMMISSION OF ANY STATE UNDER APPLICABLE STATE SECURITIES LAWS.  ACCORDINGLY, THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT

SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF DEPORTES

Deportes hereby represents and warrants as follows:

4.1       Organization and Good Standing.

(a)       Deportes is a limited liability company duly organized, validly existing and in good standing under the laws of Texas. Deportes is duly qualified to do business in Texas and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on Deportes. Deportes is duly qualified to transact the business in which it is engaged and is in good standing as a foreign limited liability company in every jurisdiction in which its ownership or use of its property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Effect.

(b)       Except as set forth in Schedule 4.1(b), Deportes does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

4.2       Capitalization of Deportes.

As of the date hereof, the issued and outstanding membership units of Deportes consist of 76,460 Series A Units and 50,000 Common Units, all of which have been duly authorized, fully paid and are nonassessable.  The issued and outstanding membership units of Deportes, by holder, are set forth on Schedule 4.2.  At the Closing, each Deportes Membership Unit (i) shall be duly authorized, validly issued, fully paid and non-assessable and free and clear of any and all security interests, liens, claims, encumbrances, pledges, options, taxes and charges of any kind or nature (other than those created by CornerWorld) and (ii) shall not be subject to any preemptive right, right of first refusal created by Deportes, redemption right or similar right that has not been waived on or prior to the Merger, except as set forth in and (ii) shall not be subject to any preemptive right pursuant to the Deportes Operating Agreement.

4.3       Authorization of Transaction.

(a)       Deportes has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. On the Closing Date, this Agreement shall be duly and validly authorized by all necessary action on the part of Deportes, including unanimous consent by Deportes’ board of managers, in accordance with Applicable Laws and Deportes’ Governing Documents.  This Agreement constitutes the valid and legally binding obligation of Deportes, enforceable in accordance with its terms and conditions.  Deportes’ board of managers has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and has taken all actions required to authorize the consummation of the Merger by Deportes.

4.4       Noncontravention.

Neither the execution and delivery of this Agreement, nor the consummation of the Merger, by Deportes will:

(a)       violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which Deportes is subject or any provision of its Governing Documents; or

(b)       conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Deportes is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of Deportes or on the ability of the Parties to consummate the Merger.

(c)       violate or conflict with or result in a breach of or a right of termination by any person of any provision of, or constitute a default under, or create a lien upon any properties or assets of Deportes or any of its Subsidiaries pursuant to the Deportes Operating Agreement.

(d)       result in the loss or impairment of any approval, license, franchise, permit, legal privilege or legal right enjoyed or possessed by Deportes or any of its Subsidiaries;

(e)       require the consent or approval of any government or governmental agency or any person.

4.5       Deportes Financial Information.

Schedule 4.5 contains the unaudited combined balance sheets and statements of operations, statements of changes in Deportes Members’ equity and cash flow as of and for the period from January 1, 2015 to December 31, 2015 for Deportes (collectively, the “Deportes Financial Information”). The balance sheet dated as of December 31, 2015 of Deportes shall be referred to herein as the “Deportes Balance Sheet” and December 31, 2015 shall be sometimes referred to herein as the “Deportes Balance Sheet Date.”

4.6       Events Subsequent to Deportes Balance Sheet.  Since the Deportes Balance Sheet Date, and except as disclosed on Schedule 4.6, there has not been, occurred or arisen, with respect to Deportes:

(a)       any change or amendment in its Governing Documents;

(b)       any reclassification, split up or other change in, or amendment of or modification to, the rights of the holders of any of its membership interests;

(c)       any direct or indirect redemption, purchase or acquisition by any Person of any of its membership interests or of any interest in or right to acquire any such membership interests;

(d)       any issuance, sale, or other disposition of any membership interests, or any grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any membership interests;

(e)       any declaration, set aside, or payment of any dividend or any distribution with respect to its membership interests (whether in cash or in kind) or any redemption, purchase, or other acquisition of any of its membership interests;

(f)        the organization of any Subsidiary or the acquisition of any membership interests by any Person or any equity or ownership interest in any business;

(g)       any damage, destruction or loss of any of the its properties or assets whether or not covered by insurance;

(h)       any material sale, lease, transfer, or assignment of any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(i)        the execution of, or any other commitment to any agreement, Contract, lease, or license (or series of related agreements, Contracts, leases, and licenses) outside the Ordinary Course of Business;

(j)        any acceleration, termination, modification, or cancellation of any agreement, Contract, lease, or license (or series of related agreements, Contracts, leases, and licenses) involving more than $10,000 to which it is a party or by which it is bound;

(k)       any Security Interest or encumbrance imposed upon any of its assets, tangible or intangible, notwithstanding the Senior Secured Promissory Notes defined in Section 10.1(e), executed in 2016;

(l)        any grant of any license or sublicense of any rights under or with respect to any material Deportes Intellectual Property;

(m)      any sale, assignment or transfer (including transfers to any employees, Affiliates or members) of any material Deportes Intellectual Property;

(n)       any capital expenditure (or series of related capital expenditures) involving more than $5,000 and outside the Ordinary Course of Business;

(o)       any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $5,000 and outside the Ordinary Course of Business;

(p)       any issuance of any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $5,000 notwithstanding the Senior Secured Promissory Notes defined in Section 10.1(e), executed in 2016;

(q)       any delay or postponement of the payment of accounts payable or other liabilities, other than those being contested in good faith;

(r)        any cancellation, compromise, waiver, or release of any right or claim (or series of related rights and claims) involving more than $5,000 and outside the Ordinary Course of Business;

(s)        any loan to, or any entrance into any other transaction with, any of its directors, officers, and employees either involving more than $1,000 individually or $5,000 in the aggregate;

(t)        the adoption, amendment, modification, or termination of any bonus, profit-sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers, and employees (or taken away any such action with respect to any other Employee Benefit Plan);

(u)       any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement; Deportes has previously represented and confirms that no employment contracts currently exist;

(v)       any increase in the base compensation of any of its directors, officers, and employees that is greater than One Thousand Dollars ($1,000) per annum;

(w)      any charitable or other capital contribution in excess of $2,500;

(x)       any taking of other action or entrance into any other transaction other than in the Ordinary Course of Business, or entrance into any transaction with any insider of CornerWorld, except as disclosed in this Agreement and the Disclosure Schedules;

(y)       any other event or occurrence that may have or could reasonably be expected to have a Material Adverse Effect on Deportes (whether or not similar to any of the foregoing); or

(z)       any agreement or commitment, whether in writing or otherwise, to do any of the foregoing.

4.7       Tax Matters.

(a)       Except as set forth on Schedule 4.7 Deportes:

(i)        has timely paid or caused to be paid all material Taxes required to be paid by it though the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

(ii)       has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and all tax returns filed on behalf of Deportes were complete and correct in all material respects;

(iii)      has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(iv)      has not been notified by any Governmental Body that any material issues have been raised (and no such issues are currently pending) by any Governmental Body in connection with any Tax Return filed by or on behalf of Deportes; there are no pending Tax audits and no waivers of statutes of limitations have been given or requested with respect to Deportes; no Tax liens have been filed against Deportes or unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against Deportes;

(v)       has made full and adequate accrual (A) on the Deportes Balance Sheet, and the books and records of Deportes for all income taxes currently due and all accrued Taxes not yet due and payable by Deportes for all periods ending on or prior to the Deportes Balance Sheet Date, and (B) on the books and records of Deportes for all Taxes payable by Deportes for all periods beginning after the Deportes Balance Sheet Date;

(vi)      has not incurred any liability for Taxes from and after the Deportes Balance Sheet Date other than Taxes incurred in the Ordinary Course of Business and consistent with past practices;

(vii)     has complied in all material respects with all Applicable Laws relating to the collection or withholding of Taxes (such as Taxes or withholding of Taxes from the wages of employees); and

(viii)    does not have any liability in respect of any Tax sharing agreement with any Person.

(b)       No Deportes Member has incurred any liability to make any payments either alone or in conjunction with any other payments that would constitute a “Parachute Payment” within the meaning of Section 280G of the Code (or any corresponding provision of state local or foreign Applicable Law related to Taxes).

(c)       No claim has been made within the last three years by any taxing authority in a jurisdiction in which Deportes does not file Tax Returns that Deportes is or may be subject to taxation by that jurisdiction.

(d)       The consummation of the Merger will not trigger the realization or recognition of intercompany gain or income to Deportes or any Affiliate of Deportes under the Federal consolidated return regulations with respect to Federal, state or local taxes.

(e)       Deportes is not currently, nor has it been at any time during the previous five years, a “U.S. real property holding corporation” and, therefore, the Shares are not “U.S. real property interests,” as such terms are defined in Section 897 of the Code.

(f)       Neither Deportes nor any of its subsidiaries are a party to any employment contracts as of the date hereof and as of the Closing Date.

4.8       Title to Assets.

Deportes has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate the Business in the manner presently operated by it, as reflected in the Deportes Financial Information.

4.9       Deportes Intellectual Property.

(a)       Deportes owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (including the ESPN Deportes brand in the relevant markets in which it operates, registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) material patentable inventions, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet web sites, domain names and applications and registrations pertaining thereto (collectively, “Deportes Intellectual Property”) that are used in the Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.  All trademarks and web properties and other intellectual property rights are outlined on Schedule 4.9.

(b)       Except as may be evidenced by patents issued after the date hereof, there are no conflicts with or infringements of any material Deportes Intellectual Property by any Third Party and the conduct of the Business as currently conducted does not conflict with or infringe any proprietary right of a Third Party.

(c)       Deportes owns or has the right to use all software currently used in and material to the Business.

4.10     Affiliate Transactions.

Except as set forth in Schedule 4.10, no officer, director, or employee of Deportes or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons), has any agreement with Deportes or any interest in any of their property of any nature, used in or pertaining to the Business.  None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of Deportes or in any Person from whom or to whom Deportes leases any property or transacts business of any nature.

4.11     Powers of Attorney

There are no outstanding powers of attorney executed on behalf of Deportes.

4.12     Litigation.

Except as set forth on Schedule 4.12:

(a)       there is no pending or, to Deportes’ Knowledge, threatened Proceeding:

(i)        by or against Deportes or that otherwise relates to or may affect the Business which, if adversely determined, would have a Material Adverse Effect; or

(ii)       that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger;

(b)       to the Knowledge of Deportes, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.  Deportes has delivered to CornerWorld copies, if any, of all pleadings, correspondence and other documents relating to each Proceeding;

(c)       there is no material Order to which Deportes, any member of Deportes or the Business is subject;

(d)       to the Knowledge of Deportes, no officer, director, agent or employee of Deportes is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business;

(e)       Deportes has been and is in compliance with all of the terms and requirements of each Order to which it or the Business is or has been subject;

(f)        no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Deportes or the Business is subject; and

(g)       with the exception of the notice of failure to pay payroll taxes to the IRS, which Deportes intends to resolve prior to Closing, Deportes has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Deportes or the Business is subject.   Deportes shall indemnify CornerWorld, its officers and directors, for any liability related to any such unpaid payroll taxes as of the Closing Date.

4.13     Employee Benefits.

(a)       Schedule 4.13 lists all material (i) Employee Benefit Plans of the Deportes, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of Deportes that, in the case of a plan described in (i) or (ii) above, is currently maintained by Deportes or with respect to which Deportes has an obligation to contribute, and that, in the case of an agreement described in (iii) above, is currently in effect (the “Deportes Employee Plans”).

(b)       There is no Proceeding pending or, to Deportes’ Knowledge, threatened against the assets of any Deportes Employee Plan or, with respect to any Deportes Employee Plan, against Deportes, other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect, and to Deportes’ Knowledge there is no Proceeding pending or threatened in writing against any fiduciary of any Deportes Employee Plan other than Proceedings that would not reasonably be expected to result in a Material Adverse Effect.

(c)       Each of the Deportes Employee Plans has been operated and administered in all material respects in accordance with its terms and Applicable Law.

(d)       No director, officer, or employee of Deportes will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any Deportes Employee Plan solely as a result of consummation of the Merger.

4.14     Insurance.

Schedule 4.14 is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering Deportes or all or any portion of its property and assets.  There are no off-balance sheet, unfunded liabilities with respect to any self-insurance policies other than as detailed in Schedule 4.14.  Subsequent to the Closing Date, the Company and or Deportes shall have the right to terminate its insurance relationship with IBS Group, LLC at its sole discretion, at any time.  Deportes and IBS Group, LLC, shall indemnify CornerWorld, its officers and directors, for any unfunded liabilities under such employee health plans, to the extent existing immediately prior to the Closing.

4.15     Employees.

(a)       To the Knowledge of Deportes, no officer, director, agent, employee, consultant, or contractor of Deportes is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business or (ii) to assign to Deportes or to any other Person any rights to any invention, improvement, or discovery.  No former or current employee of Deportes is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Deportes or CornerWorld to conduct the Business as heretofore carried on by Deportes.

(b)       David Jacobs will remain employed as Deportes Chief Executive Officer at his current annual salary at a rate of              per annum as an at-will employee subject to the employment laws of the state of Texas. Mr. Jacobs current annual salary contemplates that payments of his healthcare premiums will be taken as deductions from his wages as they come due.

(c)       Mr. Jacobs will be entitled to participate in the employee benefits and welfare programs and qualified plans of CornerWorld, as from time to time may be in effect, upon satisfaction by him of any applicable eligibility requirements.

(d)       Should he be terminated for any reason, other than “Cause”, as defined below, he will be entitled to four months paid salary, payable on a semi-monthly basis in accordance with the Company’s standard employee payment policies.

(e)       Mr Jacobs shares of Company stock currently held in the amount of 1,092,923, will be held in escrow in certificate form by the Company and will vest ratably, on a daily basis and distributed annually over three calendar years.  Mr. Jacobs will divest 491,815 of these shares upon execution of this document as further detailed below in this item 4.15(e) leaving him 601,108 shares with respect to this tranche of securities.  Mr. Jacobs shares are included in the tranche of shares denoted as “Existing Deportes Common” on Schedule 2.5(a).   Should Mr. Jacobs be terminated for any reason or no reason, at any time, his then unvested shares will be sold to the Company at the Company’s share par value of $0.001 per share.  In the event the Company becomes insolvent, files for bankruptcy or a foreclosure process has started on any or all of the assets of the Company, then Mr. Jacobs’ shares shall be immediately sold back to the Company at the Company’s share par value of $0.001 per share.  As noted above, upon consummation of the Merger, Mr. Jacobs has agreed to sell 491,815 of his shares to certain employees and affiliates of the Company resulting in a pro rata reduction in his holdings and his vesting schedule.  Such shares shall be immediately vested upon their divestiture by Mr. Jacobs.

(f)        Termination for Cause is defined as follows: “Cause” means (i) Mr. Jacobs’ refusal to perform any lawful directive by the majority of the independent Board of Directors of CornerWorld which is not cured by Mr. Jacobs within 60 days of written notice of such refusal to Mr. Jacobs; (ii) commission by Mr. Jacobs of any act or omission that would constitute a felony, or lesser crime that involves CornerWorld property, or any crime of moral turpitude under Federal law or the law of the state or foreign jurisdiction in which such action occurred; (iii) dishonesty, disloyalty, fraud, embezzlement, theft, disclosure of trade secrets or Confidential Information or other acts or omissions that constitute a breach of fiduciary duty to CornerWorld or its shareholders, provided, however, that this provision will not apply to any actions taken by Mr. Jacobs pursuant to a directive from the Company and regarding which the Mr. Jacobs did not believe that such action was fraudulent; and (iv) regularly reporting to work or working under the influence of an illegal drug or a controlled substance which renders Mr. Jacobs incapable of performing his material duties to the reasonable satisfaction of CornerWorld. If Mr. Jacobs is terminated for Cause, he must immediately surrender any unvested shares and he will be entitled to further payments of salary, vacation or benefits, including those referenced in this, Article 4.15(b).  With respect to this Agreement and the employment thereto

(g)       By entering into this Agreement, Mr. Jacobs personally, and on behalf of his current and former heirs, spouse, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents, as applicable, COVENANTS NOT TO SUE AT ANY TIME IN THE FUTURE, the Company, or any individual or entity referenced in this Agreement or the Company’s agents, employees, directors, officers, shareholders, heirs, assigns, executors and administrators ever had or now have for, upon, whether or not known or unknown, from the beginning of the world to the end of time.  Further, Mr. Jacobs, his current and former heirs, spouse, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents, as applicable, COVENANTS NOT TO SUE AT ANY TIME IN THE FUTURE, Scott Beck personally or any related company or affiliated company of Scott Beck or his relatives.,  heirs, spouse, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents,  Joseph L. Harberg or V. Chase McCrea III personally for any potential cause of action whether or not known or unknown, from the beginning of the world to the end of time.

(h)       Any dispute, arising hereunder and at any point in the future, if not settled by mutual agreement, shall, at either party’s option, and upon written notice by one party to the other, be settled by final and binding arbitration in Dallas, Texas.  The arbitration shall be conducted in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association (“AAA Rules”) by a single disinterested arbitrator appointed in accordance with such AAA Rules.  The Arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as determined by the arbitrator.

(i)        Immediately after the Closing Date, it is anticipated that the CornerWorld will issue stock options to the then existing Deportes employee base.  For a period of twenty-four (24) months subsequent to the Closing Date, stock options may be granted only with the approval of the majority of the CornerWorld designated board members.

4.16     Labor Relations.

Deportes is not a party to any collective bargaining or similar agreement. To the Knowledge of Deportes, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against Deportes by any employee of Deportes or any other Person or entity.

4.17     Legal Compliance.

To the Knowledge of Deportes, Deportes is in material compliance with all Applicable Laws (including rules and regulations thereunder) of any Governmental Bodies having jurisdiction over Deportes, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

4.18     Brokers’ Fees.

Deportes has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Merger for which Deportes could become liable or obligated.

4.19     Undisclosed Liabilities.

To the Knowledge of Deportes, Deportes does not have any liability (and to the Knowledge of Deportes, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for:

(a)       liabilities reflected or reserved against in the Deportes Balance Sheet; or

(b)       liabilities which have arisen in the Ordinary Course of Business since the Deportes Balance Sheet Date.

4.20     Disclosure.

The representations and warranties of Deportes contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF CORNERWORLD

CornerWorld hereby represents and warrants as follows:

5.1     Representations of CornerWorld Concerning the Transaction.

(a)       Organization and Good Standing

(i)       CornerWorld is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada.  CornerWorld is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to be so qualified would have a Material Adverse Effect on CornerWorld.  Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)       CornerWorld, at its sole discretion, may divest itself of all or a portion of its remaining subsidiaries, other than Merger Sub, immediately prior to the Closing Date.

(b)       Authorization of Transaction.  CornerWorld and Merger Sub have the corporate or limited liability company power to execute, deliver and perform this Agreement, the Related Agreements, and, subject to the satisfaction of the conditions precedent set forth herein, and have taken all action required by law, its Governing Documents or otherwise, to authorize the execution, delivery, and performance  of this Agreement and such related documents.  The execution and delivery of this Agreement has been approved by the Board of Directors of CornerWorld and the governing authority of Merger Sub.  This Agreement is a valid obligation of CornerWorld and Merger Sub and is legally binding on CornerWorld and Merger Sub in accordance with its terms.

(c)       Capitalization of CornerWorld.  The entire authorized capital stock of CornerWorld consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and no shares of preferred stock, par value $0.001 per share. There are 4,655,338 shares of CornerWorld Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.  All issued and outstanding shares of CornerWorld Common Stock have been duly authorized, are validly issued, fully paid and nonassessable.  Except as disclosed to Deportes prior to Closing, there are no outstanding or authorized options, warrants, rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which CornerWorld is a party or which are binding upon CornerWorld providing for the issuance, disposition or acquisition of any of its capital stock, nor any outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CornerWorld.

(d)       Noncontravention.  Neither the execution and delivery of this Agreement, nor consummation of the Merger, will:

(i)       violate any Applicable Law, Order, stipulation, charge or other restriction of any Governmental Body to which CornerWorld or Merger Sub is subject or any provision of its Governing Documents; or

(ii)       conflict with, result in a Breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which CornerWorld is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, Breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of CornerWorld or on the ability of the Parties to consummate the Merger.

5.2       Representations of CornerWorld Concerning CornerWorld.

(a)       Affiliate Transactions.  No officer, director, or employee of CornerWorld or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons), has any agreement with CornerWorld or any interest in any of their property of any nature, used in or pertaining to CornerWorld Business.  None of the foregoing Persons has any direct or indirect interest in any competitor, supplier or customer of CornerWorld or in any Person from whom or to whom CornerWorld leases any property or transacts business of any nature.

(b)       Intercompany Gain as Result of Transaction.  The consummation of the Merger will not trigger the realization or recognition of intercompany gain or income to CornerWorld under the Federal consolidated return regulations with respect to Federal, state or local Taxes.

(c)       Title to Assets.  CornerWorld has good and marketable title to, or a valid leasehold interest in, the properties and assets owned or leased and used by it to operate CornerWorld Business in the manner presently operated by CornerWorld.

(d)       CornerWorld Intellectual Property.

(i)        CornerWorld owns, or is licensed or otherwise possesses legal enforceable rights to use all: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, technology, computer programs and software (including  password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information (iv) copyrights in writings, designs, software programs, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) databases and all database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto (collectively, “CornerWorld Intellectual Property”) that are used in CornerWorld Business except for any such failures to own, be licensed or process that would not be reasonably likely to have a Material Adverse Effect.

(ii)       CornerWorld owns or has the right to use all software currently used in and material to CornerWorld Business.

(e)       SEC Reports and Financial Statements.  CornerWorld has filed with the SEC all reports and other filings required to be filed by CornerWorld in accordance with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the “CornerWorld SEC Reports”). As of their respective dates, CornerWorld SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder applicable to such CornerWorld SEC Reports and, except to the extent that information contained in any CornerWorld SEC Report has been revised or superseded by a later CornerWorld SEC Report filed and publicly available prior to the date of this Agreement, none of the CornerWorld SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of CornerWorld included in CornerWorld SEC Reports were prepared from and are in accordance with the accounting books and other financial records of CornerWorld, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of CornerWorld and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the CornerWorld SEC Reports, CornerWorld has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations incurred in the Ordinary Course of Business.

(f)       Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of CornerWorld.

(g)       Litigation.

(i)       To CornerWorld’s Knowledge, there is no pending Proceeding:

(A)       by or against CornerWorld or that otherwise relates to or may affect CornerWorld Business which, if adversely determined, would have a Material Adverse Effect; or

(B)       that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.

To the Knowledge of CornerWorld, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

(ii)       Orders:

(A)       there is no material Order to which CornerWorld or CornerWorld Business is subject; and

(B)       to the Knowledge of CornerWorld, no officer, director, agent or employee of CornerWorld is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to CornerWorld Business.

(h)       Employee Benefits.

(i)        Aside from stock option, healthcare, dental, vision and life insurance plans, CornerWorld has no (i) Employee Benefit Plans, (ii) bonus, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of CornerWorld, in the case of a plan described in (i) or (ii) above, that is currently maintained by CornerWorld or with respect to which CornerWorld has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “CornerWorld Employee Plans”).

(i)        Insurance.  Schedule 5.2(i) is an accurate and complete description of all policies of insurance of any kind or nature, including, but not limited to, fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering CornerWorld or all or any portion of its property and assets.

(j)        Employees.  To the Knowledge of CornerWorld, no officer, director, agent, employee, consultant, or contractor of CornerWorld is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to CornerWorld Business or (ii) to assign to CornerWorld or to any other Person any rights to any invention, improvement, or discovery.  No former or current employee of CornerWorld is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of CornerWorld to conduct CornerWorld Business. The existing CEO of CornerWorld will resign on the Closing Date and be replaced by the CEO of Deportes.

(k)       Labor Relations.  CornerWorld is not a party to any collective bargaining or similar agreement.  To the Knowledge of CornerWorld, there are no strikes, work stoppages, unfair labor practice charges or grievances pending or threatened against CornerWorld by any employee of CornerWorld or any other person or entity.

(l)        Legal Compliance.  To the Knowledge of CornerWorld, CornerWorld is in material compliance with all Applicable Laws of any Governmental Bodies having jurisdiction over CornerWorld, including any requirements relating to antitrust, consumer protection, currency exchange, equal opportunity, health, occupational safety, pension and securities matters.

(m)      Brokers’ Fees.  CornerWorld has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Merger for which Deportes could become liable or obligated.

(n)       Undisclosed Liabilities.  CornerWorld has no liability (and to the Knowledge of CornerWorld, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any liability), except for liabilities which have arisen in the Ordinary Course of Business.

(o)       Disclosure.  The representations and warranties of CornerWorld contained in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not misleading.

ARTICLE VI.  ACCESS TO INFORMATION AND DOCUMENTS

6.1       Access to Information.

Between the date hereof and the Closing Date, each Party will give to the other and its counsel, accountants and other Representatives full access to all the properties, documents, Contracts, personnel files and other records and shall furnish copies of such documents and with such information with respect to its affairs as may from time to time be reasonably requested.

Each Party will disclose to the other and make available to such Party and its Representatives all books, Contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of Deportes or CornerWorld, as the case may be.

6.2       Effect of Access.

(a)       Nothing contained in this Article VI shall be deemed to create any duty or responsibility on the part of either Party to investigate or evaluate the value, validity or enforceability of any Contract or other asset included in the assets of the other Party.

(b)       With respect to matters as to which any Party has made express representations or warranties herein, the Parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such Parties, except to the extent that such investigations result in actual knowledge of the inaccuracy or falsehood of particular representations and warranties.

ARTICLE VII.  COVENANTS

7.1       Preservation of Business.

Prior to the Closing or the termination of this Agreement, Deportes will use its Best Efforts to preserve the Business, to keep available to CornerWorld the services of the present employees of Deportes, and to preserve for CornerWorld the goodwill of the suppliers, customers and others having business relations with Deportes.  Deportes shall conduct its Business only in the Ordinary Course of Business, including, without limitation, its policies and practices relating to the collection of accounts receivable and the payment of accounts payable and other liabilities, and not introduce any new methods of management, operations or accounting, without CornerWorld’s prior written consent (which shall not be unreasonably withheld); maintain its assets in as good working order and condition as at present, ordinary wear and tear excepted; perform all material obligations under material agreements and leases relating to or affecting it, and keep in full force and effect present insurance policies.

7.2       Current Information.

(a)       During the period from the Effective Date to the Closing, each Party hereto shall promptly notify each other Party of any (i) significant change in the normal course of business or operations of its business, (ii) Proceeding (or communications indicating that the same may be contemplated), or the institution or threat or settlement of Proceedings, in each case involving such Party, the outcome of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Party, taken as a whole or (iii) event which such Party reasonably believes could be expected to have a Material Adverse Effect on the ability of any Party  to consummate the Merger.

(b)       During the period from the Effective Date to the Closing, Deportes shall permit CornerWorld unlimited access to Deportes’ books, records, financial and other such information typically provided during a due diligence review process including but not limited to bank statements, bank reconciliations, accounts receivable agings, accounts payable agings, customer agreements, vendor agreements, contracts, leases, debt agreements, articles of incorporation, by-laws and financial forecasts.

(c)       During the period from the Effective Date to the Closing, CornerWorld shall promptly notify Deportes of any correspondence received from the SEC and shall deliver a copy of such correspondence to Deportes.

7.3       Material Transactions.

From the Effective Date through the Closing, neither CornerWorld nor Deportes will (other than (i) as contemplated by the terms of this Agreement and the Related Agreements, (ii) with respect to transactions for which there is a binding commitment existing prior to the date hereof disclosed in the Disclosure Schedules, and (iii) transactions described on Schedule 7.3 which do not vary materially from the terms set forth on such Schedule 7.3, or in the Ordinary Course of Business without first obtaining the written consent of the other Parties):

(a)       declare or pay any dividend or make any other distribution to shareholders or members whether in cash, stock, membership interests or other property;

(b)       amend its Governing Documents or enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any other Person;

(c)       issue any shares of its capital stock or share capital or membership interests or any options, warrants or other rights to subscribe for or purchase such common or share capital or membership interests or other capital stock or any securities convertible into or exchangeable for any such common, share capital, membership interests or other capital stock;

(d)       directly redeem, purchase or otherwise acquire any of its common, other capital stock or membership interests;

(e)       except pursuant to the spin-off of Woodland Holdings Corporation and the divestiture of CornerWorld’s other wholly-owned subsidiaries, effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or membership interests or otherwise reorganize or recapitalize;

(f)       enter into any employment Contract which is not terminable upon notice of ninety (90) days or less, at will, and without penalty except as provided herein or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension or other Employee Benefit Plan, agreement, payment or agreement under, to, for or with any of such officers or employees;

(g)       make any payment or distribution to the trustee under any bonus, pension, profit sharing or retirement plan or incur any obligation to make any such payment or contribution which is not in accordance with such Party’s usual past practice, or make any payment or contributions or incur any obligation pursuant to or in respect of any other plan or Contract or arrangement providing for bonuses, options, executive incentive compensation, pensions, deferred compensation, retirement payments, profit sharing or the like, establish or enter into any such plan, Contract or arrangement, or terminate or modify any plan;

(h)       prepay any debt in excess of Twenty Five Thousand Dollars ($25,000), borrow or agree to borrow any amount of funds except in the Ordinary Course of Business or, directly or indirectly, guarantee or agree to guarantee obligations of others, or fail to pay any monetary obligation in a timely manner prior to delinquency;

(i)        enter into any agreement, Contract or commitment having a term in excess of three (3) months or involving payments or obligations in excess of Five Thousand Dollars ($5,000) in the aggregate, except in the Ordinary Course of Business;

(j)        amend or modify any material Contract;

(k)       agree to increase the compensation or benefits of any employee (except for normal annual salary increases in accordance with past practices);

(l)        place on any of its assets or properties any pledge, charge or other encumbrance, except as otherwise authorized hereunder, or enter into any transaction or make any Contract or commitment relating to its properties, assets and business, other than in the Ordinary Course of Business or as otherwise disclosed herein;

(m)      guarantee the obligation of any person, firm or corporation, except in the Ordinary Course of Business;

(n)       make any loan or advance in excess of Five Thousand Dollars ($5,000) or cancel or accelerate any material indebtedness owing to it or any claims which it may possess or waive any material rights of substantial value;

(o)       sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than leasehold interests in closed facilities, except in the Ordinary Course of Business;

(p)       commit any act or fail to do any act which will cause a Breach of any Contract and which will have a Material Adverse Effect on its business, financial condition or earnings;

(q)       violate any Applicable Law which violation might have a Material Adverse Effect on such Party;

(r)        purchase any real or personal property or make any other capital expenditure where the amount paid or committed is in excess of Five Thousand Dollars ($5,000) per expenditure;

(s)       except in the Ordinary Course of Business, enter into any agreement or transaction with any of such Party’s Affiliates; or

(t)        engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of such Party contained in this Agreement, as if such representations and warranties were given as of the date of such transaction or action.

7.4       Public Disclosures.

Deportes and CornerWorld will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by Applicable Law.  The Parties shall issue a joint press release, mutually acceptable to Deportes and CornerWorld, promptly upon execution and delivery of this Agreement.  Subsequent to the Closing, Deportes acknowledges that it will require an independent financial statement audit to be completed within ninety (90) days of the Closing.  Deportes will utilize Montgomery Coscia Greilich LLP for the purposes of completion of this audit and will take such actions necessary to complete this audit within the timeframe required by the SEC.

7.5       Confidentiality.

Deportes and CornerWorld shall hold, and shall use their Best Efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information, and each Party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.  THE PARTIES TO THIS AGREEMENT MAY NOT UTILIZE THE CONFIDENTIAL INFORMATION RECEIVED FOR THE PURPOSE OF MAKING DECISIONS WITH RESPECT TO PURCHASING OR SELLING THE COMPANY’S COMMON STOCK ON A PUBLIC EXCHANGE AND THE PARTIES TO THE AGREEMENT ACKNOWLEDGE THAT USE OF MATERIAL NON-PUBLIC INFORMATION FOR THE PURPOSES OF MAKING TRANSACTIONS IN THE COMPANY’S SECURITIES MAY EXPOSE THE RECEIVING PARTY TO LIABILITIES PURSUANT TO U.S. INSIDER TRADING LAWS.

ARTICLE VIII.  CONDITIONS TO CLOSING

8.1       Mutual Conditions.

The respective obligations of each Party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Deportes and CornerWorld):

(a)       Neither of Deportes or CornerWorld shall be subject to any Order by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Deportes effectively to exercise full rights of ownership of the common stock of CornerWorld or any material portion of the assets or Business, taken as a whole.

(b)       No statute, rule or regulation, shall have been enacted by any Governmental Body that makes the consummation of the Merger illegal.

(c)       Deportes and CornerWorld shall have received all Consents of Third Parties that are required of such Third Parties prior to the consummation of the Merger, in form and substance acceptable to Deportes or CornerWorld, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a Material Adverse Effect.

8.2       Conditions to the Obligations of CornerWorld.

The obligations of CornerWorld under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a)       Prior to March  31, 2016 or if extended by CornerWorld, the Closing Date, Deportes shall raise no less than $5.0 million in equity (the “Equity Capital”) plus $              in debt (the “Debt Capital”) (the Equity Capital and Debt Capital, collectively, the “Capital Raise”) from an investor or group of investors.  It is expected that Deportes will utilize (i)

                                                       and (ii) amounts of Equity Capital in excess of $5.0 million to satisfy obligations to various lenders to Deportes, on a pro rata basis, requesting to have indebtedness payable to them satisfied prior to Closing.

(b)

                                                                                          .

(c)       A portion of the cash proceeds remaining from the Capital Raise will be utilized to retire all outstanding payroll taxes currently payable.  Subsequent to the Closing, Deportes will utilize a payroll service such that payroll taxes will be automatically funded as a result of the standard payroll function.

(d)       Effective on the date of the Closing, any and all debt and Deportes outstanding notes payable, existing immediately prior to the closing, will be converted to common equity.  Further, all existing preferred shares will be converted to common shares contemporaneously with the Closing.  As such, Deportes will have no debt outstanding except for debt incurred related to the Acquired Stations

(e)       Transition Services: Immediately subsequent to the Closing, for a period no less than one year, twelve (12) calendar months, Deportes will pay a reporting services company designated by CornerWorld prior to the closing (“RSC”), $12,500/month for financial reporting services (the “Services”).  The Services will include RSC employees consolidating Deportes Financial Information and preparing all necessary SEC filings, including annual reports on Form 10-K, quarterly reports on Form 10-Q, period reports on Form 8-K as well as proxy statements.  RSC employees will not be responsible for the monthly financial statement close process or the preparation of monthly Deportes Financial Reports which, consistent with Article 4.5, are due by the 20th calendar day of each month; RSC personnel will not be responsible for signing the required SEC reports prepared as a result of providing the Services. RSC will not be responsible for paying the fees associated with the Services, including but not limited to, audit fees, EDGAR filing fees or any legal fees associated with the preparation of SEC reports.

(f)       The representations and warranties of Deportes contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and each of the representations and warranties of Deportes that are not so qualified shall be true in all material respects on and as of the Closing Date.

(g)       Deportes shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by Deportes at or prior to the Closing.

(h)       There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order that (a) restrains or prohibits the consummation of the Merger, (b) could have a Material Adverse Effect on Deportes’ ability to exercise control over or manage Deportes after the Closing or (c) could have a Material Adverse Effect on Deportes.

(i)        On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

(j)        The Deportes Board of Directors, Deportes Note Holders and Deportes Members shall have given all necessary approvals and consents required under applicable law in approval of this transaction.

(k)       The Related Agreements to which Deportes is a party and all other documents to be delivered by Deportes to CornerWorld at the Closing shall be satisfactory in form and substance to CornerWorld.

(l)        All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of CornerWorld’s Counsel, in connection with (a) the execution and delivery by Deportes of this Agreement and the Related Agreements to which it is a Party or (b) the consummation by Deportes of the Merger and copies of all such Consents shall have been delivered to CornerWorld.

(m)      As of the Closing Date, except as disclosed in Schedule 4.5, or in the Deportes Financial Information, Deportes shall not have any debts or liabilities and shall not have any Security Interests or encumbrances recorded against its properties or assets.

(n)       As of the Closing Date, IBS Group, LLC shall terminate its sublease with Deportes for the Douglas Avenue offices and Deportes shall have no further liability to IBS Group, LLC with respect thereto.

(o)       It is expressly understood that, in CornerWorld’s sole discretion, any of the above items (a) – (n) may be waived at any time prior to closing.

8.3       Conditions to the Obligations of Deportes.

The obligations of Deportes and the Deportes Members under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

(a)       The representations and warranties of CornerWorld contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for such representations and warranties made as of a specific date which shall be true as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of CornerWorld that are not so qualified shall be true in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specific date which shall be true in all material respects as of such date).

(b)       CornerWorld shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by CornerWorld at or prior to the Closing.

(c)       The Deportes Members shall have given all necessary approvals and consents required under applicable law for the transactions contemplated hereby.

(d)       There shall not be threatened, instituted or pending any Proceeding by or before any court or Governmental Body requesting or looking toward an Order, that (a) restrains or prohibits the consummation of the Merger or (b) could have a Material Adverse Effect on CornerWorld.

(e)       On the Closing Date, there shall be no effective Order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Merger.

(f)       Prior to the Closing, CornerWorld shall take such actions necessary to spin-off all of its wholly owned Woodland Holdings Corporation subsidiary, including all CornerWorld cash, into a newly formed company (the “Spin-Off”) and shall take such actions necessary to issue shares of the newly formed holding company to CornerWorld’s existing shareholders in the pro-rata ownership percentages as existed prior to the Merger.  CornerWorld will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with the Spin-Off.

(g)       Prior to the Closing, CornerWorld shall take such actions necessary to sell all of its other wholly owned subsidiaries, including but not limited to Enversa Companies, LLC and CornerWorld, Inc.

(h)       Prior to the Closing, CornerWorld shall cause its name to be changed to  “Deportes Holdings, Inc.” which name change shall occur simultaneously with the closing of the Merger.

(i)        The Related Agreements to which CornerWorld is a party and all other documents to be delivered by CornerWorld to Deportes at the Closing shall be satisfactory in form and substance to Deportes.

(j)        All Consents of all Third Parties and Governmental Bodies shall have been obtained that are necessary, in the opinion of Deportes’ Counsel, in connection with (a) the execution and delivery by CornerWorld of this Agreement or the Related Agreements to which either of them is a party, and (b) the consummation by CornerWorld of the transactions contemplated hereby or thereby, and copies of all such Consents shall have been delivered to Deportes.

(k)       CornerWorld shall deliver to each Deportes Member a certificate evidencing ownership of the Shares described in Section 3.2.

(l)        The Merger shall qualify as a tax-free transaction to each of CornerWorld, Deportes and the Deportes Members.

ARTICLE IX.  SURVIVAL OF REPRESENTATIONS

All representations and warranties made by any Party in this Agreement or pursuant hereto, as modified by any Disclosure Schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall survive the Closing and any investigation made by or on behalf of any Party for a period of one (1) year following the Closing Date.  All statements contained herein or in any schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall be deemed representations and warranties for purposes of Sections 9.1, 8.2(a), and 8.3(a).  The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

ARTICLE X.  EFFECTIVENESS, TERMINATION, AMENDMENT AND WAIVER

10.1     Condition to Effectiveness of Agreement.

(a)       This Agreement shall not be effective or binding in any way unless and until Deportes obtains (a) the approval of this Agreement by the holders of not less than 75% of its issued and outstanding Series A units and (b) the cancellation of all issued and outstanding warrants for the purchase of units of Deportes by the holders thereof (such date being the “Effective Date”).  If the foregoing have not been obtained by February __, 2016 [five days following signing], this Agreement shall be void, ab initio, unless such date is extended by CornerWorld in its sole discretion, in writing.

(b)       The members of Deportes, each on behalf of himself/itself and on behalf of his/its current and former heirs, spouses, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents, or anyone else claiming through such member, as applicable, COVENANTS NOT TO SUE AT ANY TIME IN THE FUTURE Deportes, CornerWorld, or their respective agents, employees, managers, officers, members, and their respective heirs, assigns, executors and administrators, based on (a) any potential cause of action arising at any time from the beginning of the world through the end of time or (b) based on the transactions contemplated by the Agreement (but not a breach of the Agreement), whether or not known or unknown.  Further, the members of Deportes, each on behalf of himself/itself and on behalf of his/its current and former heirs, spouses, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents, or anyone else claiming through such member, as applicable, COVENANTS NOT TO SUE AT ANY TIME IN THE FUTURE Scott Beck personally or any related company or affiliated company of Scott Beck or his relatives., heirs, spouse, successors, assigns, legal representatives, guardians, executors, administrators, insurers, servants, and agents, Joseph L. Harberg or V. Chase McCrea III personally for any potential cause of action, whether or not known or unknown, from the beginning of the world to the end of time.

(c)       Any dispute, arising hereunder and at any point in the future, if not settled by mutual agreement, shall, at either party’s option, and upon written notice by one party to the other, be settled by final and binding arbitration in Dallas, Texas.  The arbitration shall be conducted in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association (“AAA Rules”) by a single disinterested arbitrator appointed in accordance with such AAA Rules.  The Arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as determined by the arbitrator.

(d)       The members of Deportes represents that the units in Deportes held by him/it are held free and clear of all liens, claims and encumbrances.

(e)       Senior Secured Promissory Notes: All Senior Secured Promissory Note holders, as of the Effective Date, have executed the Agreement.  In addition, pursuant to paragraph 8.2(a), any subsequent investment raised via Senior Secured Promissory Notes, ultimately to convert to Equity Capital, have simultaneously signed a Senior Secured Promissory Note substantially in the form of Exhibit B attached hereto.

10.2     Termination.

This Agreement may be terminated at any time prior to the Closing:

(a)       by mutual written consent of Deportes and CornerWorld;

(b)       by CornerWorld, in its sole discretion at any time for any reason prior to the Closing Date.

(c)       by Deportes:

(i)        if any court of competent jurisdiction or other Governmental Body shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

(ii)       in the event of a material Breach by CornerWorld of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within ten (10) days after the giving of written notice to CornerWorld of such Breach (provided that Deportes is not then in material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

(iii)      in the event that the Closing has not occurred by July 31, 2016, other than due to the material breach hereof by Deportes; or

(iv)      if there shall have occurred prior to the Closing changes in Applicable Law that, in the aggregate, shall have a Material Adverse Effect on either Party.

10.3     Effect of Termination.

(a)       Except as provided in Subsection (b) below, in the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party except to the extent that such termination results from the willful and material Breach by a Party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, in which case the terminating Party shall have the right to pursue any remedies available to it at law or in equity.

(b)       Notwithstanding the provisions of Subsection (a) above, if CornerWorld terminates the Agreement at any time after May 31, 2016, solely as a result of Deportes (i) failing to obtain the Equity Capital or the Debt Capital, (ii)
                                                                                                                                                 or (iii)

                                        then CornerWorld will be entitled to receive 10.00% of the fully diluted equity of Deportes.  Notwithstanding anything herein to the contrary, CornerWorld may, in its sole discretion, extend such Closing up to September 30, 2016.  Alternatively, if Deportes terminates the Agreement pursuant to Section 10.2(c)(iii), then CornerWorld will be entitled to receive 10.00% of the fully diluted equity of Deportes

10.4     Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

10.5     Extension; Waiver.

At any time prior to the Closing, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

10.6     Procedure for Termination, Amendment Extension or Waiver.

A termination of this Agreement pursuant to Section 10.2, an amendment of this Agreement pursuant to Section 10.4, or an extension or waiver pursuant to Section 10.5 shall, in order to be effective, require in the case of Deportes or CornerWorld, action by its Board of Directors or Managers, or the duly authorized designee of the Board of Directors or Managers.

ARTICLE XI.  MISCELLANEOUS

11.1     Notices.

Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier or overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to Deportes:

Deportes Media, LLC

8226 Douglas Avenue, Suite 627

Dallas, Texas 75225

Attention:  David F. Jacobs

Telephone: (469)619-1001

Facsimile: (469)726-4359

With a copy (which shall not constitute notice) to:

Gray Reed & McGraw, PC

1601 Elm Street, Suite 4600

Dallas, Texas  75201

Attention: David R. Earhart

Telephone: (469)320-6041

Facsimile: (469)320-6841

If to CornerWorld:

CornerWorld Corporation

13101 Preston Road Suite 510

Dallas, Texas 75240

Attention:  V. Chase McCrea III

Telephone: (888)837-3910

Facsimile: (866)927-9089

All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next Business Day following the deposit of such communications with the overnight courier.

11.2     Further Assurances.

Each Party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

11.3     Governing Law.

This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Texas, applied without giving effect to any conflicts-of-law principles, except for the laws of the State of Nevada with respect to corporate laws applicable to CornerWorld.

11.4     Commissions.

Each of the Parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder’s fee or other commission in connection with the Merger.  Each of the Parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, all claims or liabilities for brokerage commissions or finder’s fees incurred by reason of any action taken by it.

11.5     Captions.

The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

11.6     Integration of Schedules.

The Disclosure Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.

11.7     Entire Agreement.

This Agreement, the Related Agreements, including the Disclosure Schedules attached hereto and thereto contain the entire agreement of the Parties and supersede any and all prior or contemporaneous agreements between the Parties, written or oral, with respect to the transactions contemplated hereby.  Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the Party or Parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

11.8     Expenses.

Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

11.9     Counterparts.

This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

11.10   Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No Party may assign any right or obligation hereunder without the prior written consent of the other Parties.

11.11   No Rule of Construction.

The Parties agree that, because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement.

[REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, CornerWorld, MergerSub and Deportes have caused this Merger Agreement to be executed by their respective duly authorized officers, all as of the day and year first above written.

CORNERWORLD CORPORATION

By: /s/ Scott Beck

      Name: Scott N. Beck

      Title: Chief Executive Officer

THE LEADSTREAM, LLC

By Enversa Companies, LLC,

Its sole member

By: /s/ Scott Beck

      Name: Scott N. Beck

      Title: Chief Executive Officer

DEPORTES MEDIA, LLC

By: /s/ David F. Jacobs

      Name: David F. Jacobs

      Title: President and Chief Executive Officer

Solely for purposes of Section 4.15 (b)- (g):

DAVID JACOBS

By: /s/ David Jacobs

      Name: David Jacobs, an individual

Solely for purposes of Sections 4.14 and 8.2(n):

IBS GROUP, LLC

By: /s/ David Jacobs

      Name: David F. Jacobs

      Title: Member

Signature Pages to the Deportes and CornerWorld Merger Agreement

IN WITNESS WHEREOF, and in accordance with Section 10.1, the following Deportes Members, representing no less than seventy-five percent (75%) of the outstanding Series A Units as of the Closing Date, have executed this Merger Agreement as of the day and year first above written.

IBS GROUP, LLC

By: /s/ David Jacobs

Name: David F. Jacobs

Title:   President

GEORGE MCDANIEL

By: /s/ George McDaniel

George McDaniel, an individual

WALTER BURKE

By: /s/ Walter Burke

Walter Burke, an individual

JAMES HINTON

By: /s/ James Hinton

James Hinton, an individual

HARIBO, LP

By: /s/ Reece L. Boudreaux

Name: Reece L. Boudreaux

Title:   Partner

Signature Pages to Deportes and CornerWorld Merger Agreement

LABR PARTNERS

By: /s/ Jeffrey Henningsen

Name:  Jeffrey Henningsen

Title:

MHW OPERATIONS

By: /s/ Lawrence West

Name: Lawrence J. West

Title:   Chief Financial Officer

THOMAS MASON

By: /s/ Thomas P. Mason

Thomas Mason, an individual

MIKE ROBERTSON

By: /s/ Mike Robertson

Mike Robertson, an individual

HADLEY FAMILY TRUST

By: /s/ David F. Hadley

Name: David F. Hadley

Title:   Trustee

Signature Pages to Deportes and CornerWorld Merger Agreement

TINER FAMILY PARTNERSHIP

By: ____________________________

Name:

Title:

JOHN MEDER

By: /s/ John L. Meder

John Meder, an individual

JOHN A. RATHMELL

By: ____________________________

John A Rathmell, an individual

MATTHEW ROTAN

By: /s/ Matthew Rotan

Matthew Rotan, an individual

MIKE M. MCDANIEL

By: /s/ Michael M.  McDaniel

Mike M. McDaniel, an individual

JOHN KNAPP

By: ____________________________

John Knapp, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

JAY GOLDING

By: /s/ Jay Golding

Jay Golding, an individual

CHARLES GREGG

By: ____________________________

Charles Gregg, an individual

FEUER FAMILY TRUST

By: ____________________________

Name:

Title:

EVAN BATES

By: /s/ Evan Bates

Evan Bates, an individual

CRAIG L. BROWN

By: /s/ Craig L. Brown

Craig L. Brown, an individual

JONATHAN & STACY FEUER

By: /s/ Jonathan Feuer

Jonathan Feuer, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

NORMAN FRIEDMAN & STEPHANIE FEUER

By: /s/ N. Friedman & /s/ Stephanie Feuer

Stephanie Feuer, an individual

JOHN SOLON

By: ____________________________

John Solon, an individual

ROBERT BLAKELY

By: /s/ Robert Blakely

Robert Blakely, an individual

GRYFF HOLDINGS, LLC

By: /s/ Scott N. Feuer

Name: Scott N. Feuer

Title:   Manager

HOWARD RACHOFSKY

By: ____________________________

Howard Rachofsky, an individual

LAMONT INTERESTS DEPORTES MEDIA PARTNERSHIP

By: ____________________________

Name:

Title:

Signature Pages to Deportes and CornerWorld Merger Agreement

DEPORTES HOLDING, LLC

By: ____________________________

Name:

Title:

ERIK JENSEN

By: ____________________________

Erik Jensen, an individual

CROHLI, LLC

By: ____________________________

Name:

Title:

JOHN MILES LAMONT

By: ____________________________

John Miles Lamont, an individual

QUADRANT HOLDINGS, LTD

By: ____________________________

Name:

Title:

PC CAD, S.A DE C.V.

By: /s/ David Probert

Name: David Probert

Title:

Signature Pages to Deportes and CornerWorld Merger Agreement

DESARROLLOS DEL PAIS DE GALES, S.A. DE C.V.

By: /s/ David Probert

Name: David Probert

Title:

RANDALL S. LIEBERMAN

By: /s/ Randall S. Lieberman

Randall S. Lieberman, an individual

BRUCE & DEBBIE STECKLER

By: /s/ Bruce Steckler

Bruce Steckler, an individual

SUSSER WHELLAN IRREVOCABLE FAMILY TRUST

By: ____________________________

Name:

Title:

MICHAEL & ALISON WEINSTEIN

By: /s/ Michael Weinstein

Michael Weinstein, an individual

DOMINGO GARCIA

By: /s/ Domingo Garcia

Domingo Garcia, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

JAMES RUSSELL TAMLYN

By: /s/ Rusty Tamlyn

James Russell Tamlyn, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

IN WITNESS WHEREOF, and in accordance with Section 10.1(e), the following Deportes Senior Secured Promissory Note holders, have executed this Merger Agreement as of the day and year first above written.

JOSEPH L. HARBERG

By: /s/ Joseph L. Harberg

Name: Joseph L. Harberg, an individual

HJH INTERESTS

By: /s/ Joseph L. Harberg

HJH Interests

Name: Franklin J. Harberg

Title:   Manager

KEVIN MARGOLIS

By: /s/ Kevin Margolis

Kevin Margolis, an individual

HOWARD TENENBAUM

By: /s/ Howard Tenenbaum

Howard Tenenbaum, an individual

LOUIS KOVEN

By: /s/ Louis Koven

Louis Koven, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

DANIEL PRESCOTT

By: /s/ Daniel Prescott

Daniel Prescott, an individual

JAY JAFFEE

By: /s/ Jay Jaffee

Jay Jaffee, an individual

CLIFFORD MERMELL

By: /s/ Clifford Mermell

Clifford Mermell, an individual

ERIC NEUMAN

By: /s/ Eric Neuman

Eric Neuman, an individual

EVAN BATES

By: /s/ Evan Bates

Evan Bates, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

DESARROLLOS DEL PAIS DE GALES, S.A. DE C.V.

By: /s/ David Probert

Desarrollos Del Pais De Gales, S.A. De C.V.

Name: David Probert

Title:

RENILOH PARTNERS, LTD.

By: /s/ Joel A. Holiner

Name: Joel A. Holiner

Title:   President

MICHAEL J. OCHSTEIN

By: /s/ Michael J. Ochstein

Michael J. Ochstein, an individual

LARRY FELD

By: /s/ Larry Feld

Larry Feld, an individual

Signature Pages to Deportes and CornerWorld Merger Agreement

Exhibit A: Certificate of Merger

Form 622
(Revised 12/15)
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: see instructions

THE STATE OF TEXAS

Certificate of Merger
Combination Merger
Business Organizations Code

This space reserved for office use.

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party 1

____
Name of Organization

The organization is a ______________________ It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

______________________ The file number, if any, is ______________________
State *Country* *Texas Secretary of State file number*

Its principal place of business is ______________________
Address *City* *State*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

____
Name as Amended

Party 2

____
Name of Organization

The organization is a ______________________ It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

______________________ The file number, if any, is ______________________
State *Country* *Texas Secretary of State file number*

Its principal place of business is ______________________
Address *City* *State*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

____
Name as Amended

Party 3

____
Name of Organization

The organization is a ______________________ It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Form 622

1

Exhibits to Merger Agreement

_________________________ The file number, if any, is _________________________

State *Country* *Texas Secretary of State file number*

Its principal place of business is _________________________

Address *City* *State*

☐ The organization will survive the merger. ☐ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

____

Name as Amended

Plan of Merger

☐ The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

Alternative Statements

Instead of providing the plan of merger, each domestic filing entity certifies that:

1. A plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

Item 3A is the default selection. If the merger effected an amendment to, a restatement of, or an amendment and restatement of the certificate of formation of a surviving filing entity, you must select and complete one of the options shown below. Options 3B and 3C require the submission of the described attachment.

3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.

3B. ☐ No amendments to the certificate of formation of any filing entity are being effected by the merger or by the restated certificate of formation of the surviving filing entity named in the attached restated certificate of formation.

3C. ☐ The plan of merger effected an amendment and restatement of the certificate of formation of a surviving filing entity. The amendments being made and the name of the surviving entity restating its certificate of formation are set forth in the attached restated certificate of formation containing amendments.

3D. ☐ The plan of merger effected amendments or changes to the following surviving filing entity's certificate of formation.

____

Name of filing entity effecting amendments

The changes or amendments to the filing entity's certificate of formation, other than the name change noted previously, are stated below.

Form 622

2

Exhibits to Merger Agreement

Amendment Text Area

4. Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

Name of New Organization 1 *Jurisdiction* *Entity Type (See instructions)*

Principal Place of Business Address *City* *State* *Zip Code*

Name of New Organization 2 *Jurisdiction* *Entity Type (See instructions)*

Principal Place of Business Address *City* *State* *Zip Code*

Name of New Organization 3 *Jurisdiction* *Entity Type (See instructions)*

Principal Place of Business Address *City* *State* *Zip*

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of ______________________________
Name of domestic entity
was not required by the provisions of the BOC.

Effectiveness of Filing (Select either A, B, or C.)

A. ☐ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________________

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________________

The following event or fact will cause the document to take effect in the manner described below:

Form 622
3

Exhibits to Merger Agreement

Text Area

Tax Certificate

☐ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☐ Instead of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: ____________________

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Form 622

4

Exhibits to Merger Agreement

Exhibit B: Form of Senior Secured Promissory Note

Amount: $_______	Note No.: __ Date: January 22, 2016

PROMISSORY NOTE

For value received, Deportes Media, LLC, a Texas limited liability company (the “Company”), promises to pay to the order of ________ (“Payee”), the principal sum of $________, together with all accrued and unpaid interest thereon as set forth below.

Interest on the unpaid principal balance of this Note shall accrue at the rate of 10% per annum compounded at maturity commencing on the date hereof and shall be payable in a single installment or multiple installments by maturity.  The entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on October 31, 2016 (the “Maturity Date”).  Payment of principal and interest hereunder shall be made, at Payee’s option, by wire transfer or cashier’s check delivered to Payee at the address or to the account, as applicable, furnished to the Company for that purpose.

After the Maturity Date, or after the occurrence and during the continuation of an Event of Default (as defined below) all unpaid principal and accrued interest on this Note shall bear interest until paid at the lesser of (i) the rate of 12% per annum or (ii) the highest interest rate for which the Company may legally contract under applicable law.

The following conditions or events shall constitute “Events of Default” hereunder:

(a)       the Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its or any of its creditors, (iii) is dissolved or liquidated, (iv) is unable, or admits in writing its inability, to pay its debts generally as they mature, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing;

(b)       proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within 120 days of commencement; or

(c)       the Company fails to make any payment required to be made hereunder when due and fails to cure such breach within five business days of notice of breach given by Payee to the Company.

Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Payee may by written notice to the Company,

Exhibits to Merger Agreement

declare all outstanding amounts payable by the Company hereunder to be immediately due and payable.

Payee shall have the right at any time upon no less than 15 business days prior written notice to the Company to convert all, but not less than all, of the outstanding principal amount and accrued and unpaid interest of this Note into membership interests of the Company (the “Membership Interests),” issuable subject to and in accordance with the terms and conditions of the Company’s Third Amended and Restated Limited Liability Company Agreement, dated November 26, 2013 (as it may be modified, supplemented, amended or restated from time to time, the “Company Agreement”).  Moreover, Payee agrees and shall be obligated to convert all of the outstanding principal amount and accrued and unpaid interest of this Note into Membership Interests immediately upon notification that the Company has completed one or more capital raises totaling an aggregate of not less than $3.0 million, including the proceeds from this Note and other Notes (as defined below).  In addition, Payee agrees and shall be obligated to convert all of the outstanding principal and accrued and unpaid interest on this Note into Membership Interests and to thereafter exchange such Membership Interests for equity in CornerWorld Corporation.  Any such conversion pursuant to this paragraph shall be at the lowest value paid by any equity investor in the Company after the date hereof; and the exchange of Membership Interests for equity in CornerWorld Corporation shall be at the lowest value paid by any investor in connection with the acquisition of the Company by CornerWorld Corporation and applied uniformly to all Noteholders.  In addition, to the extent that any portion of the original principal amount of this Note constitutes a portion of the first $2,000,000 in aggregate original principal amount of all Notes (as defined below), then that portion of the outstanding principal and accrued and unpaid interest on this Note shall be convertible into such number of Membership Interests equal to 115% of the number of Membership Interests into which this Note would otherwise be convertible. If the units of Membership Interests into which this Note is convertible are thereafter converted into equity in CornerWorld Corporation, such conversion into units of Membership Interests shall be at a rate consistent with the New Investors Bridge issuance of common shares as more fully delineated on Exhibit A to this Note.  To remove any doubt, prior to the conversion of Membership Interests into CornerWorld Corporation Common Stock, the holder of this Note will convert unpaid principal and interest into Membership Interests at a rate of $34.78/unit.  For example, $2,000,000 of Notes will be convertible into 57,500 units of Membership Interests.

Upon any such conversion, this Note shall be deemed paid in full and shall no longer be outstanding for any purpose.  Upon any conversion into Membership Interests, Payee agrees to become a party to the Company Agreement, and to execute and deliver a joinder thereto.

At any time prior to conversion of the Note to Membership Interests, the Company has the right, but not the obligation, to repay the Note in full, but not in part, including all of the outstanding principal amount and accrued and unpaid interest.

This Note and any right hereunder shall not be assignable by Payee without the express prior written consent of Company.  This Note and any obligations hereunder shall not be assignable by the Company.

This Note is secured by a first priority security interest in all of the assets, tangible and intangible, of the Company (the “Collateral Security,” including, without limitation, the stock or

Exhibits to Merger Agreement

ownership interests in its subsidiaries, accounts receivable, contract rights, intellectual property, leases and licenses) and is senior to any unsecured note or loan obligation the Company has or may in the future have with any third party.

In the interest of expediency, Payee hereby appoints, and all other holders (collectively the “Noteholders”) of secured promissory notes of the Company dated on or after the date hereof and substantially identical to this Note (collectively, the “Notes”) shall appoint, Joseph Harberg (“Harberg”) as its representative and attorney-in-fact to take all actions with respect to the Collateral Security, and in such capacity, inter alia, to perfect the pro-rata security interests of the Noteholder by filing UCC-1 Financing Statements, Amendments and Termination Statements relating thereto in all relevant jurisdictions.

If this Note has not been paid in full or converted into Membership Interests of the Company on or before January 31, 2017, Payee shall have the right to terminate Holder as its representative and attorney-in-fact hereunder, in which case Holder shall be directed to file in all relevant jurisdictions, appropriate amendments to the UCC-1 financing statements.  However, notwithstanding the termination of Harberg’s authority hereunder, Payee agrees for all purposes hereunder to share in the Collateral Security and proceeds thereof, on a pro rata basis, based on the total dollar amount of all Notes held by Noteholders.  Payee hereby agrees that, except for gross negligence or willful misconduct, Harberg shall have no liability to Payee for the good faith performance of his duties hereunder.  In addition, each Payee agrees to indemnify, defend and hold harmless Harberg, on a pro rata basis, based on the total dollar amount of all Notes held by all Noteholders, for all costs and expenses incurred by Holder in connection with any actions taken by, or claims asserted against, Holder in connection with serving as representative and attorney-in-fact hereunder, except to the extent that any of Holder’s actions constitute gross negligence or willful misconduct.

Any notice, request or other communication required or permitted hereunder shall be in writing and shall be considered delivered three business days after the mailing is sent certified mail, return receipt requested, or when received if sent by prepaid courier, express mail or personal delivery.  Payee and the Company may by notice so given change its address for future notice hereunder.

It is the intention of the Company and Payee to conform strictly to the applicable laws of usury.  No provision of this Note, or any other document, instrument, agreement or transaction between the Company and Payee shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby or thereby provided for, or shall be adjudicated to be so provided for, in connection with this Note, the provisions of this paragraph shall govern and prevail and neither the Company nor the sureties, guarantors, successors, or assigns of the Company shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event Payee ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness; and, if the principal has been paid in full, any remaining excess shall forthwith be paid to the Company.  In determining whether or not the interest paid or payable exceeds the highest lawful rate, the Company and Payee shall, to the extent permitted by law, (i) characterize any non-

Exhibits to Merger Agreement

principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that interest for the entire term does not exceed the highest lawful rate.

To the extent that Chapter 303 of the Texas Finance Code (as amended) should be relevant to Payee for purposes of determining the highest lawful rate, Payee hereby elects to determine the applicable rate ceiling under such Chapter by the weekly rate ceiling from time to time in effect, subject to Payee’s right subsequently to change such method in accordance with applicable law.  It is specifically provided that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts) shall not apply to this Note.

The Company has been advised by Payee to seek the advice of an attorney and an accountant in connection herewith; and the Company has had the opportunity to seek the advice of an attorney and accountant of the Company’s choice in connection herewith.

If this Note is collected by legal action, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Payee in connection with such collection action.

No delay on the part of Payee in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

This Note, and the rights and obligations hereunder, shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of Texas, without regard to its principles of conflict of laws.  The terms of this Note (including, without limitation, the Maturity Date and the rate of interest) may be waived or modified only in writing, signed by the Company and Payee.

[Signature page follows.]

Exhibits to Merger Agreement

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered to be effective as of the date first above written.

DEPORTES MEDIA, LLC

By: _______________________________

       David Jacobs, Chief Executive Officer

       8226 Douglas Avenue, Suite 627

       Dallas, Texas  75225

ACCEPTED AND AGREED to this _____ day of _____________, 2016 by:

By: ____________________________	____________________________
Name: _____________________
Title: _____________________	As representative and attorney-in-fact

Address for notice:

____________________________	____________________________
____________________________	____________________________

Aggregate original principal amount of Notes prior to this Note: $_______________.

Exhibits to Merger Agreement

Exhibit A to Senior Secured Promissory Note

	CornerWorld Shares
	Shares	%

Pre Deportes New Investors:
COMMON STOCK:
CWRL – Public Company	4,655,338	50.41%
CWRL – Existing Outstanding Options	46,568[1]	0.50%
Existing Debt Investors / Note Conversion	2,392,933	25.91%
Existing Series A Investors / Conversion	1,048,041	11.35%
Existing Deportes Common	1,092,923[2]	11.83%
Total Ownership	9,235,803	100.0%

Post Deportes New Investors:
OWNERSHIP:
CWRL – Public Company	4,655,338	33.89%
CWRL – Existing Outstanding Options	46,568[1]	0.34%
Options Issuances to Deportes Employees	723,054[3]	5.26%
New Investors Bridge	1,247,269	9.08%
New Investors at Close	2,530,690	18.42%
TOTAL--Current Offering

Existing Debt Investors--Note Conversion	2,392,933	17.42%
Existing Series A Investors—Conversion	1,048,041	7.63%
Existing Deportes Common	1,092,923[2]	7.96%
Total Ownership	13,736,816	100.0%

Notes:

1 – Amounts represent options currently outstanding to CornerWorld option holders which will vest over the next 3.2 years assuming no forfeitures.

2 – Amounts represent current Deportes common shares, a portion of which, vest over 3 years in accordance with the provisions of Section 4.15(b).

3 – Amounts represent options anticipated to be issued to selected Deportes employees as of the Closing date pursuant to Section 4.15(c).

Exhibits to Merger Agreement

DETAIL OF SCHEDULES

Schedules:
Schedule 2.5(a)	Share Distribution Schedule
Schedule 2.8(a)	Post Merger Directors of CornerWorld
Schedule 2.8(b)	Post Merger Officers of CornerWorld
Schedule 4.1(b)	Corporations and Entities Controlled by Deportes
Schedule 4.2	Equity Capitalization of Deportes
Schedule 4.5	Deportes Financial Information
Schedule 4.6	Subsequent Events
Schedule 4.7	Outstanding Tax Matters
Schedule 4.9	Deportes Intellectual Property
Schedule 4.10	Affiliate Transactions
Schedule 4.11	Powers of Attorney
Schedule 4.12	Pending or Threatened Litigation
Schedule 4.13	Employee Benefit Plans
Schedule 4.14	Deportes Insurance
Schedule 5.2(k)	CornerWorld Insurance
Schedule 7.3	Material Transactions

Exhibits to Merger Agreement

Schedule 2.5(a): Share Distribution Schedule

	CornerWorld Shares
	Shares	%

Pre Deportes New Investors:
COMMON STOCK:
CWRL – Public Company	4,655,338	50.41%
CWRL – Existing Outstanding Options	46,568[1]	0.50%
Existing Debt Investors / Note Conversion	2, 392,933	25.91%
Existing Series A Investors / Conversion	1,048,041	11.35%
Existing Deportes Common	1,092,923[2]	11.83%
Total Ownership	9,235,803	100.0%

Post Deportes New Investors:
OWNERSHIP:
CWRL – Public Company	4,655,338	33.89%
CWRL – Existing Outstanding Options	46,568[1]	0.34%
Options Issuances to Deportes Employees	723,054[3]	5.26%
New Investors Bridge	1,247,269	9.08%
New Investors at Close	2,530,690	18.42%
TOTAL--Current Offering

Existing Debt Investors--Note Conversion	2,392,933	17.42%
Existing Series A Investors—Conversion	1,048,041	7.63%
Existing Deportes Common	1,092,923[2]	7.96%
Total Ownership	13,736,816	100.0%

Notes:

1 – Amounts represent options currently outstanding to CornerWorld option holders which will vest over the next 3.2 years assuming no forfeitures.

2 – Amounts represent current Deportes common shares, a portion of which, vest over 3 years in accordance with the provisions of Section 4.15(b).

3 – Amounts represent options anticipated to be issued to selected Deportes employees as of the Closing date pursuant to Section 4.15(c).

Schedules to Merger Agreement

Schedule 2.8(a): Post Merger Directors of CornerWorld

1.	David F. Jacobs
2.	Joseph L. Harberg
3.	Eric Neuman
4.	CornerWorld Designee (Chairman)
5.	CornerWorld Designee
6.	CornerWorld Designee
7.	CornerWorld Designee

Schedule 2.8(b): Post Merger Officers of CornerWorld

1.	David F. Jacobs – Chief Executive Officer
2.	Frank Carter – Chief Operating Officer

Schedules to Merger Agreement

Schedule 4.1(b): Corporations and Entities Controlled by Deportes

Deportes owns all of the issued and outstanding equity interests in the following entities:

o         Deportes Media of California, LLC

o         Deportes Media of Dallas, LLC

o         Deportes Media of Florida, LLC

o         Texas Radio Holdings, LLC

Schedules to Merger Agreement

Schedule 4.2: Equity Capitalization of Deportes

Attached

Schedules to Merger Agreement

Schedule 4.5: Deportes Financial Information

Attached

Schedules to Merger Agreement

Schedule 4.6: Subsequent Events

(j)

                                                        .

(p) As of February 10, 2016, Deportes has incurred approximately $500,000 in senior secured debt from individual investors.  The loans comprise a portion of the Equity Offering.  In conjunction with the incurrence of the loans, a financing statement has been filed by the lenders holding the notes.

Schedules to Merger Agreement

Schedule 4.7: Outstanding Tax Matters

Deportes has accrued and unpaid payroll tax liabilities that were incurred during the fourth quarter of 2014 and in 2015.  Deportes is currently working with the IRS to either (i) repay all outstanding obligations in conjunction with the Merger or (ii) to put a payment plan in place to satisfy the obligation over a period of time acceptable to Deportes and the IRS.

Schedules to Merger Agreement

Schedule 4.9: Deportes Intellectual Property

Subject to the terms and conditions of various license agreements, Deportes is licensed to use the following names:

Deportesdallas.com

ESPNdeportesmiami.com

ESPNdeporteshouston.com

ESPNdeportessanfrancisco.com

Copaespn.com

Copaespn.net

Copa ESPN

Schedules to Merger Agreement

Schedule 4.10: Affiliate Transactions

Deportes subleases 50% of the corporate office space that is currently leased to IBS Group, LLC, an entity owned by David Jacobs.

Deportes currently purchases health insurance and other benefits through IBS Group, LLC.

Deportes utilizes Agile Bronco, LLC, an entity affiliated with Joseph Harberg, to provide technology and other services to Deportes.

Deportes is in negotiations for a joint venture relationship with Nexen, LLC, an entity affiliated with Joseph Harberg, to create Hispanic marketing programs and events with Advertisers which will require the approval of CornerWorld prior to consummation.

Schedules to Merger Agreement

Schedule 4.12: Pending or Threatened Litigation

None, other than with respect to matters described in Schedule 4.7.

Schedules to Merger Agreement

Schedule 4.13: Employee Benefit Plans

[Deportes existing benefit plans to be listed]

Schedules to Merger Agreement

Schedule 4.14: Deportes Insurance

[List insurance policies]

Schedules to Merger Agreement

Schedule 5.2(k): CornerWorld Insurance

CORNERWORLD CORPORATION
2015 -16 Schedule of Insurance

Total Premium Including 6 Year D&O Tail: $75,033
Total Premium Excluding D&O Tail: $34,428
(WC not included at all)

Umbrella Liability

Limits: $1,000,000

Carrier: Federal Ins.
Eff: 10/04/15 - 16 *Premium: $1,250*

Commercial Property

Carrier: Federal Ins.

Eff: 10/04/15 - 16
Contents & EDP
2 Locations - Dallas, TX
Preston, Dallas, TX $50,000

Stemmons, Dallas, TX $100,000

Blanket Business Income: $100,000

Includes Machinery Breakdown

Premium: $5,872

Deductible: $1,000
Mobile Comm $3,500
BI Waiting Period: 24 Hrs

Automobile
Hired and Non-owned

Carrier: Federal Ins.

Eff: 10/04/15 - 16

$1,000,000 Per Occurrence
$50,000 Hired Car Physical Damage

Premium $1,056

Personal Auto Liability is Primary coverage

General Liability

Carrier: Federal Ins.

Eff: 10/04/15 - 16

$1,000,000 Per Occurrence
$2,000,000 Annual Aggregate
$1,000,000 Damage to Premises Rented to You
$10,000 Medical Payments

Occurrence Form

Sales Estimate at $1,000,000

Premium: Included with Property

Professional (E&O)

Carrier: Federal Ins.

Eff: 10/04/15 - 16

$1,000,000

Claims Made Form
Retroactive Date: 6-26-2010

Premium: Included with General Liability

Deductible:
$100,000 each claim

Directors & Officers Liability

Carrier: Liberty

Eff: 10/04/2012 - 10/04/2019

$3,000,000 Limit of Liability

Claims Made Form
P&P Litigation: 5-23-09

Premium: $26,250 (Annual)
Premium: $37,605 (6 Yr Tail)
Total Policy Premium: $63,855

Retention:
$0/$75,000/$100,000

Directors & Officers Liability

Carrier: Argonaut

Eff: 10/11/15 - 16

$2,000,000 Limit of Liability

Claims Made Form
P&P Litigation: 10/11/2013

Premium: $26,250

Retention:
$0/$100,000/$150,000

Prepared by: Frost Insurance, Dallas, TX

9/25/2015

Exhibits to Merger Agreement

Schedule 7.3: Material Transactions

CornerWorld Corporation spun-off its wholly-owned subsidiary, Woodland Holdings Corporation, to its shareholders of records as of December 31, 2015.  In addition, CornerWorld may divest its other wholly-owned subsidiaries, Enversa Companies, LLC and CornerWorld, Inc., on or prior to the Closing Date.

Exhibits to Merger Agreement